Exhibit 99.1

Truth+ Brings On-Demand Content to Roku TVs
Trump Media’s TV Streaming Also Now Available on Samsung, LG Connected TVs

SARASOTA, Fla., May 22, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT) ("TMTG" or the "Company"), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, announced today that, in addition to live TV, on-demand TV streaming content for Truth+ is now available on connected TV apps for Roku TV sets, giving Roku the full slate of Truth+ content. The Company further announced that all Truth+ programming is now available on Samsung connected TVs manufactured since 2022 as well as LG connected TVs.

Truth+ offers family-friendly TV programming for patriotic Americans who want an alternative to woke entertainment corporations and biased news channels. The service provides news, entertainment, faith-based content, weather, documentaries, and more, featuring both live TV channels and Video on Demand.

Also available on iOS devices, Android devices, Apple TVs, Android TVs, Amazon Fire TVs, and on the Web, Truth+ offers features including live TV rewind with visual thumbnails, catch-up TV for up to seven days, network DVR, and a Spanish language interface option. More information on Truth+ is available at this link.

Connected TV viewers can download the Truth+ app directly from their TV’s app store and sign in by scanning a QR code with their phone or by using a passcode. Viewers can use their Truth Social credentials to sign in to Truth+ or create an account during the Truth+ sign-up process.

TMTG anticipates that, as the rollout progresses, the Company will continue to stress and beta test the streaming technology while collecting input from users and to announce when testing is finished and the rollout is complete.

TMTG's ultra-fast streaming technology is powered through its custom-designed, multi-site Content Delivery Network (CDN) using the Company's own servers, routers, and software stack, created with the goal of rendering the service uncancellable by Big Tech.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of Trump Media. We have based these forward-looking statements on our current expectations and projections about future events, including potential merger & acquisition activity, the rollout of products and features, the future plans, timing and potential success of the streaming services and the launch and success of our financial services and FinTech platform. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words "believes," "estimates," "expects," "projects," "forecasts," "may," "will," "should," "seeks," "plans," "scheduled," "anticipates," "soon," "goal," "intends," or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

About Trump Media

The mission of Trump Media is to end Big Tech's assault on free speech by opening up the Internet and giving people their voices back. Trump Media operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. Trump Media is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com